UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 17th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (212) 201-9280

2151 River Plaza Drive, Suite 200, Sacramento, California, 95833

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously described in the definitive proxy statement of Digital Music Group, Inc. (“DMGI”), dated October 5, 2007 and filed with the Securities and Exchange Commission on October 10, 2007 (the “Proxy Statement”), DMGI entered into a three-year employment agreement (the “Employment Agreement”) with Greg Scholl, which was to become effective upon consummation of the merger (the “Merger”) of DMGI’s wholly owned subsidiary, DMGI New York, Inc. (“Merger Sub”), with and into The Orchard Enterprises Inc. (“The Orchard”). As described in Item 2.01 below, the Merger became effective on November 13, 2007 and Mr. Scholl was elected Chief Executive Officer of DMGI.

Under the terms of the Employment Agreement, Mr. Scholl will receive (i) an initial annual base salary of $250,000; (ii) a restricted stock grant under DMGI’s Amended and Restated 2005 Stock Plan to purchase 100,000 shares (on a pre-split basis) of DMGI’s common stock, subject to a DMGI repurchase option at the original purchase price that lapses with respect to 16,666 shares every three months following closing of the Merger, so long as Mr. Scholl remains employed by DMGI; (iii) an option to purchase 100,000 shares (on a pre-split basis) of DMGI common stock at a price per share equal to the fair market value of DMGI’s common stock on the date of grant, vesting in the same amounts and at the same times as specified in clause (ii); and (iv) participation in a management incentive bonus plan for 2007 and subsequent years under which he will be eligible to earn cash bonuses up to 100% of his base salary with specific bonus criteria to be determined by the compensation committee of the DMGI Board of Directors. Under the terms of the Employment Agreement, if Mr. Scholl is terminated by DMGI without cause or if he terminates his employment for good reason, he will be entitled to (i) continued payment of his then base salary and provision of benefits for the greater of the remaining term of the Employment Agreement or one year and (ii) a pro rata share of any annual incentive bonus that he would have otherwise been eligible to receive in the year of termination. The Employment Agreement includes provisions that prohibit Mr. Scholl from disclosing DMGI confidential information and trade secrets, assigns all intellectual property developed by him in the course of employment to DMGI and prohibits him from competing with DMGI or soliciting DMGI’s employees during the term of the Employment Agreement and for a period of one year following termination of employment.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously described in DMGI’s Current Report on Form 8-K dated September 28, 2007, effective from September 25, 2007, Cliff Haigler rejoined DMGI as Interim Chief Financial Officer and entered into a Services Agreement that was to have expired upon consummation of the Merger. On November 13, 2007, the DMGI Board of Directors approved an amendment to the Services Agreement extending the expiration date to December 31, 2007 and increasing the monthly payment thereunder to $15,000.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 13, 2007, DMGI, Merger Sub and The Orchard consummated the Merger pursuant to the terms of the Second Amended and Restated Merger Agreement dated October 5, 2007 (a copy of which is filed as an Exhibit to DMGI’s Current Report on Form 8-K dated October 5, 2007), as amended by Amendment No. 1 on November 7, 2007 (a copy of which is filed as an Exhibit to DMGI’s Current Report on Form 8-K dated November 7, 2007), and as described in the Proxy Statement.

As a result of the Merger, The Orchard has become a wholly owned subsidiary of DMGI. Effective November 14, 2007, DMGI’s common stock (as adjusted for the reverse stock split described below) began trading on the NASDAQ Global Market under the symbol “ORCD.” The combined business will be conducted under the name “The Orchard.”

For legal purposes, DMGI acquired The Orchard, although the combination will be accounted for as a reverse merger with The Orchard deemed to be the “acquiror” for accounting and financial reporting purposes.

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed in DMGI’s Current Report on Form 8-K dated July 16, 2007 and as set out in the Proxy Statement, in connection with the Merger, DMGI issued (or reserved for issuance pursuant to deferred stock awards) 3,021,364 shares of common stock on a post-split basis (or 9,064,091 shares on a pre-split basis) and 448,833 shares of convertible preferred stock to the shareholders of The Orchard, including its principal shareholder, Dimensional Associates, LLC, on November 13, 2007. Each share of preferred stock is convertible into, and has voting rights equivalent to, approximately 3.33 shares of common stock on a post-split basis (or 10 shares of common stock on a pre-split basis), with a liquidation preference of $55.70. The DMGI common stock and convertible preferred stock issued or issuable to shareholders of The Orchard represents approximately 60% of the voting power of DMGI’s shares outstanding (including shares reserved for issuance under deferred stock awards).

Item 3.03	Material Modification to Rights of Security Holders

As contemplated by the Proxy Statement, at a special meeting held on November 13, 2007, DMGI’s stockholders approved a reverse stock split with the ratio to be determined by the Board of Directors. Following approval by the DMGI stockholders, the Board of Directors authorized a one-for-three reverse stock split to be effective on November 14, 2007, with respect to all shares of DMGI common stock outstanding as of November 13, 2007. The reverse stock split was necessary to permit DMGI’s common stock to meet the requirements for continued trading on the Nasdaq Global Market. As of November 14, 2007, DMGI’s common stock (as adjusted for the reverse stock split) began trading under the symbol “ORCD.”

Item 5.01	Changes in Control of the Registrant

In connection with the Merger, on November 13, 2007, the former shareholders of The Orchard were issued shares of DMGI common stock and convertible preferred stock representing approximately 60% of the voting power of the Company’s shares outstanding (including shares reserved for issuance under deferred stock awards). Of such shares, 2,709,278 shares of DMGI common stock on a post-split basis (or 8,127,829 shares on a pre-split basis) and 446,918 shares of DMGI’s Series A Convertible Preferred stock were issued to Dimensional Associates, LLC. Daniel Stein, now a Director of DMGI, is Chief Executive Officer of Dimensional Associates, LLC. JDS Capital, L.P. is the managing member of Dimensional Associates, LLC. JDS Capital Management, LLC is the general partner of JDS Capital L.P., and Mr. Joseph D. Samberg is the managing member of JDS Capital Management, LLC.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Merger and as contemplated by the Merger Agreement, the following Directors resigned on November 13, 2007 effective upon consummation of the Merger: Roger Biscay, Peter Csathy, John Kilcullen, Mitch Koulouris and Tuhin Roy. Barth Ballard has relinquished responsibilities as interim President and Chief Executive Officer of DMGI and has agreed to serve in a transition role during the integration of the companies, after which time he will resign from DMGI. Richard Rees, who agreed in September to serve in an interim role as Vice President of Business Development, submitted his resignation, effective November 13, 2007. Tuhin Roy, who served as Chief Strategy Officer of DMGI and President of DMGI’s subsidiary, Digital Rights Agency, has submitted his resignation, effective November 13, 2007.

In connection with the Merger and as disclosed in the Proxy Statement, the following persons were elected to DMGI’s Board of Directors on November 13, 2007 effective upon consummation of the Merger:

Greg Scholl

Viet D. Dinh

Michael Donahue

Daniel Stein

At its November 13, 2007 meeting, the Board of Directors also reduced the size of the Board of Directors from 8 members, fixed the number of Directors at 7, and designated Clayton Trier as Chairman of the Board.

Following the Merger, the Board appointed Messrs. Hatchett, Donahue and Trier as members of the Audit Committee, Messrs. Altschul, Dinh, Trier and Stein, as members of the Nominating and Corporate Governance Committee, and Messrs. Dinh and Hatchett as members of the Compensation Committee.

As described in the Proxy Statement, Mr. Stein is Chief Executive Officer of Dimensional Associates, LLC. eMusic, Inc., which is controlled by Dimensional Associates, LLC, serves as a digital music retailer to each of DMGI and The Orchard. The information regarding these related party transactions described in the Proxy Statement is incorporated by reference herein.

On November 13, 2007, the Board appointed Greg Scholl as Chief Executive Officer, President, Assistant Treasurer and Assistant Secretary of DMGI. The material terms of Mr. Scholl’s Employment Agreement are described under Item 1.01 of this Current Report on Form 8-K (which information is incorporated herein by reference) and a copy of the Employment Agreement is filed as an Exhibit hereto. As noted above under Item 1.01, the expiration date of Cliff Haigler’s Services Agreement with respect to his service as Interim Chief Financial Officer was extended to December 31, 2007.

Additional information regarding the directors and officer listed above is contained in the Proxy Statement, including Annex C thereto, which information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.*

Condensed Consolidated Balance Sheets of The Orchard Enterprises Inc. as of September 30, 2007 and December 31, 2006

Condensed Consolidated Statements of Operations of The Orchard Enterprises Inc. for the Nine Months Ended September 30, 2007 and 2006

Condensed Consolidated Statements of Cash Flows of The Orchard Enterprises Inc. for the Nine Months Ended September 30, 2007 and 2006

Notes to Condensed Consolidated Financial Statements

(b) Pro forma financial information. *

Unaudited Pro Forma Condensed Combined Balance Sheet of Digital Music Group, Inc. at September 30, 2007

Unaudited Pro Forma Condensed Combined Statement of Operations of Digital Music Group, Inc. for the Nine Months Ended September 30, 2007

Unaudited Pro Forma Condensed Combined Statement of Operations of Digital Music Group, Inc. for the year Ended December 31, 2006

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations of Digital Music Group, Inc.

(c) Exhibits.

10.1	Employment Agreement of Greg Scholl dated July 10, 2007 and as amended and restated on October 5, 2007

*	The financial statements of businesses acquired and the pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than January 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date:	November 16, 2007	By:	/s/ GREG SCHOLL
		Name:	Greg Scholl
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Employment Agreement of Greg Scholl, dated July 10, 2007 and amended and restated on October 5, 2007